Exhibit 99.1

Blue Apron Announces Reverse Stock Split Proposal

New York, NY — May 20, 2019 — Blue Apron Holdings, Inc. (NYSE: APRN) today announced that the Company is actively pursuing plans to effect a reverse stock split.

On April 17, 2019, the Company’s Board of Directors unanimously approved and recommended for stockholder approval a proposal to authorize the Company to implement a reverse stock split of the Company’s Class A common stock and Class B common stock based on a split ratio between 1-for-5 to 1-for-15, with the implementation and exact split ratio to be determined by its Board of Directors. This proposal, which is further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (SEC) on April 29, 2019, is subject to stockholder approval at the Company’s upcoming Annual Meeting of Stockholders on June 13, 2019.

The primary purpose for the proposed reverse stock split is to increase the market price of the Company’s Class A common stock. The Company believes that the increased market price that is expected as a result of implementing the reverse stock split will improve the marketability and liquidity of the Company’s Class A common stock and may encourage interest and trading in the stock. The Company also anticipates that, if approved by the Company’s stockholders at the Annual Meeting and thereafter promptly implemented by the Company, the effects of the reverse stock split will be sufficient for the Company to regain compliance with the continued listing standards of the New York Stock Exchange (NYSE), as further described below, by as early as July 1, 2019.

The Company received written notice from the NYSE on May 17, 2019 that the price of the Company’s Class A common stock has fallen below the NYSE’s continued listing standard. The NYSE requires that the average closing price of a listed company’s common stock not be less than $1.00 per share over a period of 30 consecutive trading days. The Company has notified the NYSE of its intent to cure this non-compliance through implementation of the proposed reverse stock split.

Under the NYSE rules, the Company can regain compliance with the NYSE’s continued listing standards if, as of the last trading day of any calendar month during a six-month period following the Company’s receipt of the NYSE notice, the Company’s Class A common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the prior 30 trading-day period.

The NYSE’s notification does not affect the Company’s business operations or the current listing of the Company’s Class A common stock, which will continue to trade on the NYSE during the six-month cure period subject to the Company’s compliance with the other NYSE continued listing standards, and does not conflict with, or cause an event of default under, any of the Company’s material debt or other agreements.

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. The company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations.

These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the company’s ability to attain the necessary stock price levels to regain compliance with the NYSE continued listing standards or, if achieved, to continue to satisfy the NYSE’s qualitative and quantitative continued listing standards in the future, including due to the company’s financial condition or results of operations, market conditions or the market perception of the company’s business, financial condition or results of operations; unanticipated adjournments or postponements of the Annual Meeting; the failure of stockholders to approve the proposed reverse stock split; a determination by the company’s Board of Directors not to promptly implement or to abandon the proposed reverse stock split in its discretion; and other risks more fully described in the company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2019, the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on April 30, 2019, and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

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About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet. The company has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Contact:

Media & Investors

Louise.Ward@blueapron.com